Exhibit 99.1

Cardinal Health announces two strategic additions to its portfolio

•	Acquisition of a majority stake in GI Alliance, the country’s leading gastroenterology management services organization, to accelerate Cardinal Health’s multi-specialty growth strategy

•	Acquisition of the Advanced Diabetes Supply Group, a leading national direct-to-patient provider of diabetes medical supplies, to accelerate Cardinal Health’s at-Home Solutions growth strategy

•	Company announces plan to hold Investor Day in June 2025

DUBLIN, Ohio, November 11, 2024 – Cardinal Health (NYSE: CAH) announced today that it has entered into definitive agreements to acquire two companies that accelerate Cardinal Health’s strategic growth areas and that will enhance patient care. The company also provided confirmation of its capital deployment plans.

Cardinal Health will acquire a majority stake in GI Alliance (GIA), the country’s leading gastroenterology (GI) management services organization (MSO), from a combination of GIA physician owners and funds managed by affiliates of Apollo (NYSE: APO). Cardinal Health will purchase its majority stake for approximately $2.8 billion in cash, which will represent 71% ownership. GIA will operate as a platform within Cardinal Health’s Pharmaceutical and Specialty Solutions segment.

Cardinal Health will also acquire the Advanced Diabetes Supply Group (ADSG), one of the country’s leading diabetic medical supplies providers, for approximately $1.1 billion in cash. ADSG will merge with Cardinal Health’s at-Home Solutions business.

“Today is an exciting day at Cardinal Health as we announce two strategic and financially compelling transactions that build upon our progress in Specialty and accelerate growth in our at-Home Solutions business,” said Jason Hollar, Chief Executive Officer, Cardinal Health. “Over the past two years, we have improved operating performance and financial flexibility by executing on our focused growth strategy. These transactions enhance Cardinal Health’s ability to deliver a greater value proposition for providers and patients, while representing the next step in our ongoing focus to drive sustainable shareholder value creation.”

GI Alliance: the leading GI management services organization and a foundation of Cardinal Health’s multi-specialty platform for further growth

GI Alliance’s leading national MSO platform includes over 900 physicians across 345 practice locations in 20 states, with extensive reach into the local communities they serve. GIA supports a complete continuum of gastroenterology care across its member sites, with significant additional depth in anesthesiology, pathology, infusion, radiology and clinical research. GIA-affiliated doctors treat patients in 135 ambulatory surgical centers and 165 hospital networks, supported by 95 infusion centers.

GI Alliance operates a multi-specialty platform that will further expand both nationally and in other key therapeutic areas, while building upon the technology and specialty practice capabilities acquired by Cardinal Health in the previously announced acquisitions of Specialty Networks (urology, GI, rheumatology) and Integrated Oncology Network (medical oncology, radiation oncology, urology).

“Growing our Specialty business is our top priority,” said Hollar. “By partnering the GIA MSO platform and leadership in gastroenterology with our own national presence and specialty experience, GI Alliance and Cardinal Health together create a meaningful platform that will deliver great results for patients and providers. We are excited to welcome James Weber, M.D., and his team to the Cardinal Health family.”

“Cardinal Health and GI Alliance are aligned in our shared vision to build a physician-led, national specialty healthcare platform that will be the preferred choice for all patients seeking dependable, high-quality care,” said James Weber, M.D., Chief Executive Officer, GI Alliance. “This partnership brings together two like-minded organizations focused on delivering exceptional care and enhanced clinical and operational support for physicians that drives increased value.”

The Advanced Diabetes Supply Group: a leading national direct-to-patient diabetes medical supplies provider that enhances capabilities to service patients in their homes

Advanced Diabetes Supply Group delivers comprehensive diabetes solutions that are tailored to support individual patients at-home, consistent with Cardinal Health’s at-Home Solutions strategy to support this rapidly growing patient population. ADSG serves approximately 500,000 patients annually by providing the latest innovations in diabetes therapies from leading manufacturers.

“Last January, we elevated the priority of investing in our growth businesses like at-Home Solutions because this is exactly where the future of healthcare is going,” said Hollar. “Like at-Home Solutions, ADSG has a proven track record for leading this industry with innovation, knowledge and unparalleled commitment to patients. We’re confident that the highly synergistic combination will enhance our ability to take advantage of positive industry trends and drive further growth, deliver on our promise of exceptional service and solutions to customers, and create shareholder value.”

“We couldn’t be more excited about joining Cardinal Health at-Home Solutions to build on our mission of being a trusted partner in this critical space of the healthcare industry,” said Bill Mixon, Chief Executive Officer, Advanced Diabetes Supply Group. “It’s clear that we both share the same passion of making sure the patients we serve have the best possible outcomes. Together, we can bring more simplicity, speed and quality to patients living with diabetes and the providers who care for them.”

Capital Deployment

Cardinal Health reaffirmed its disciplined capital allocation framework. The company expects both the GIA and ADSG acquisitions to close in early calendar year 2025, subject to customary closing conditions, including the receipt of required regulatory approvals. The two transactions are expected to be accretive to Cardinal Health’s revenue and segment profit growth, and to non-GAAP earnings per share (EPS), in the first 12 months following close. The company expects to reflect the transactions in its fiscal year 2025 guidance upon closing. Cardinal Health does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated.

Including the acquisition of Integrated Oncology Network, which remains on track to close by the end of the calendar year, the company intends to finance the announced transactions with a combination of cash on hand and new debt financing. Cardinal Health plans to take a focused approach to pay down debt over the next 18 to 24 months. The company does not expect its deleveraging plans to change its previously outlined share repurchases for fiscal year 2025.

“Our priorities remain unchanged: investing in our business for growth, while preserving our investment grade credit ratings, returning capital to our shareholders and exploring strategic M&A,” said Aaron Alt, Chief Financial Officer, Cardinal Health. “We are excited for the new sources of anticipated profit growth that GI Alliance and ADSG bring to Cardinal Health, along with additional opportunities for value creation.”

Beginning on the third anniversary of GIA’s closing, Cardinal Health has the ability to exercise a call right to purchase up to 100% of the remaining outstanding equity.

In connection with the acquisition agreements, the company entered into a commitment letter with Bank of America, pursuant to which Bank of America has committed to provide a 364-day senior unsecured bridge term loan facility in an aggregate principal amount of up to $2.9 billion to fund these acquisitions.

2025 Investor Day

Cardinal Health plans to host an Investor Day on June 12, 2025, in New York City. The event will be live-webcast and archived on the company’s Investor Relations website.

Webcast

Cardinal Health will host a webcast Tuesday at 8:45 AM ET to discuss the transactions. To access the webcast and corresponding slide presentation, go to the Investor Relations page at ir.cardinalhealth.com. No access code is required. Presentation slides and a webcast replay will be available on the Investor Relations page for 12 months.

Advisors

Centerview Partners served as financial advisor to Cardinal Health on the acquisition of GI Alliance. Skadden, Arps, Slate, Meagher & Flom LLP and Ropes & Gray LLP served as legal advisors. J.P. Morgan Securities LLC served as financial advisor to Cardinal Health on the acquisition of ADSG. Skadden, Arps, Slate, Meagher & Flom LLP and DLA Piper LLP served as legal advisors. Bank of America Securities served as lead advisor on financing matters. Citi served as financial advisor to Cardinal Health on strategic portfolio composition, including as it relates to the transactions.

About Cardinal Health

Cardinal Health is a distributor of pharmaceuticals and specialty products; a global manufacturer and distributor of medical and laboratory products; a supplier of home-health and direct-to-patient products and services; an operator of nuclear pharmacies and manufacturing facilities; and a provider of performance and data solutions. Our company’s customer-centric focus drives continuous improvement and leads to innovative solutions that improve people’s lives every day. Learn more about Cardinal Health at cardinalhealth.com and in our Newsroom.

About GI Alliance

GI Alliance is the leading, physician-led, majority physician owned network for gastrointestinal care in the United States. GI Alliance supports practice management for more than 900 independent gastroenterologists, delivering the highest quality of GI care for patients in 345 practice locations across the country. Partnering with the nation’s premier GI physician practices, GI Alliance supports operational management, ancillary service development, and patient engagement, enabling practices to focus on providing the highest quality patient care while maintaining clinical autonomy. Offering a full spectrum of services for the management of digestive health, GI Alliance is committed to excellence and innovation in gastroenterology.

About the Advanced Diabetes Supply® Group

Founded in 2002, the Advanced Diabetes Supply® Group (ADSG) is a leading national distributor of specialized diabetes supplies. Owned by Court Square Capital Partners, ADSG is made up of the Advanced Diabetes Supply (ADS) and United States Medical Supply (US MED) brands, both of which share a vision to be one of the nation’s premier diabetes equipment suppliers. Visit www.northcoastmed.com and www.usmed.com for more information.

Contacts

Media: Erich Timmerman, Erich.Timmerman@cardinalhealth.com and (614) 553-3853

Investors: Matt Sims, Matt.Sims@cardinalhealth.com and (614) 553-3661

Cautions Concerning Forward-Looking Statements

This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” “likely,” and similar expressions, and include statements reflecting future results or guidance, statements of outlook, and various accruals and estimates. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include risks associated with our planned acquisitions of GIA and ADSG, including the risk that we may not receive required regulatory approval or otherwise fail to complete one or both of the acquisitions and the risk that we may fail to realize the anticipated strategic and financial benefits of the acquisitions. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This news release reflects management’s views as of November 11, 2024. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement. Forward-looking statements are aspirational and not guarantees or promises that goals, targets or projections will be met, and no assurance can be given that any commitment, expectation, initiative or plan in this news release can or will be achieved or completed.